Exhibit 23.23

Advisors relied upon in the consolidated financial statements for the years ended
December 31, 2009, 2008 and 2007

Exhibit No.	Name of advisor	Nature of professional advice	Reference to the consolidated financial statements
23.4	SHM Smith Hodgkinson (Romania) srl	Valuation dated 1 February 2010 of Radisson Hotel Complex Bucharest of SC Bucuresti Turism SA as of December 31, 2009	Note 15 (i)
23.5	Financial Immunities Ltd.	Valuation of interest rate swap transaction (IRS) of Plaza Centers N.V. ("PC") in respect of series A debentures as of December 31, 2008 and 2007	Notes 2 AG. (1) f. and 9 A. (iv)
23.6	Financial Immunities Ltd.	Valuation of interest rate swap transaction (IRS) of PC in respect of series B debentures as of December 31, 2009 and 2008	Notes 2 AG. (1) f. and 9 A. (iv)
23.7	Financial Immunities Ltd.	Valuation of Series A debentures of PC as of December 31, 2008 and 2007	Notes 2 AG. (1) e. and 19 F.
23.8	Financial Immunities Ltd.	Valuation of Series B debentures of PC as of December 31, 2008	Notes 2 AG. (1) e. and 19F.
23.9	Financial Immunities Dealing Room Ltd.	Valuation of options granted by PC in November 24, 2009 under the framework of ESOP 2008 dated January 2010	Notes 25 B.
23.10	BDO Ziv Haft Consulting and Management Ltd.	Valuation of options granted by PC under ESOP 2006 during the years ended December 31, 2008, 2007	Notes 25 B.
23.11	Financial Immunities Dealing Room Ltd.	Valuation of option granted by PC to the Company's Vice Chairman of the Board in respect of PC's operations in India as of December 31, 2009	Notes 25 B.
23.12	BDO Ziv Haft Consulting and Management Ltd.	Valuation of option granted by PC to the Company's Vice Chairman of the Board in respect of PC's operations in India as of December 31, 2008 and 2007	Notes 25 B.
23.13	Giza Zinger Even	Valuation of embedded derivative included in a loan agreement as of December 31, 2009	Notes 2 AG. (1) e. and note 20 A.(iii)
23.14	BDO Ziv Haft Consulting and Management Ltd.	Valuation of embedded derivative included in a loan agreement as of December 31, 2008 and 2007	Notes 2 AG. (1) e. and note 20A.(iii)
23.15	Giza Zinger Even	Valuation of Series A and Series B debentures of PC as of December 31, 2008.	Notes 2 AG. (1) e. and 19 F.
23.16	Giza Zinger Even	Financial opinion in respect of Tradability of PC debentures and significance of market price as of December 31, 2008	Notes 2 AG. (1) e. and 19 F.
23.17	Giza Zinger Even	Valuations of options granted by the Company during the year ended December 31, 2009 and 2008 under the Company 2006 and 2008 Option Plan.	Notes 25 A.
23.18	Tavor Economic Consultants Ltd.	Valuation of Series A and Series B debentures of PC as of December 31, 2008.	Notes 2 AG. (1) e. and 19 F.
23.19	King Sturgh Kft	Valuation of certain trading property of Plaza Centers as of December 31, 2009	Notes 2 AG. (1) a and 8 H.
23.20	Giza Zinger Even	Valuation of series I convertible debentures of the Company.	Notes 19 G.